UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2006

CRM Holdings, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

6331	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda

(Address of Principal Executive Offices)	(Zip Code)
(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K of CRM Holdings, Ltd. (the “Company”), dated and filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2006 (the “Initial Form 8-K”), to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date on which the Initial Form 8-K was required to be filed. As previously reported in the Initial Form 8-K, on November 14, 2006, the Company completed the acquisition of Embarcadero Insurance Holdings, Inc., a corporation formed under the laws of the State of California, pursuant to a Stock Purchase Agreement dated September 8, 2006 and Amendment No. 1 thereto dated November 14, 2006.  This Form 8-K/A does not make any other changes from the previously filed Form 8-K on November 14, 2006.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Embarcadero Insurance Holdings, Inc. and Subsidiaries
Interim Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2006 and December 31, 2005
Condensed Consolidated Statements of Income and Comprehensive Income for the three months and the nine months ended September 30, 2006 and 2005
Condensed Consolidated Statements of Changes in Stockholders’ Equity for the nine months ended September 30, 2006 and 2005
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 and 2005
Notes to the Condensed Consolidated Financial Statement

Annual Consolidated Financial Statements
Report of Independent Auditors
Consolidated Balance Sheets as of December 31, 2005 and 2004
Consolidated Statements of Income and Comprehensive Income for the years ended December 31, 2005, 2004 and 2003
Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2005, 2004 and 2003
Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003
Notes to Consolidated Financial Statements

(b) Pro forma financial information.

Unaudited Pro Forma Financial Information
Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2006
Unaudited Pro Forma Statement of Income for the nine months ended September 30, 2006
Unaudited Pro Forma Statement of Income for the Year Ended December 31, 2005
Notes to Unaudited Pro Forma Financial Information

Exhibit Number	Description of Exhibit

23.1	Consent of Deloitte & Touche LLP.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.
(Registrant)
January 23, 2007
/s/ DANIEL G. HICKEY, JR.

Daniel G. Hickey, Jr.
Chief Executive Office

Embarcadero Insurance Holdings, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2006	December 31, 2005

	(Unaudited)
	(Dollars in thousands)
ASSETS
Investments:
Debt securities, at fair value (amortized cost: $145,111 in 2006 and $122,476 in 2005)	$144,204	$121,103
Equity securities, at fair value (cost: $8,580 in 2006 and $25,859 in 2005)	9,522	28,082
Cash and cash equivalents	14,848	7,426
Premiums receivables, net	3,937	2,420
Reinsurance recoverables	37,136	40,365
Income tax receivables	1,170	1,253
Other receivables	4,664	3,343
Deferred policy acquisition costs	726	656
Deferred taxes	5,749	6,255
Fixed assets, net	200	92

Total assets	$222,156	$210,995

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Reserves for losses and loss adjustment expenses	$144,609	$140,583
Reinsurance payable	2,478	3,095
Unearned premiums	5,527	5,950
Senior debt equity	8,083	8,075
Other accrued liabilities	15,843	12,643

Total liabilities	$176,540	$170,346

STOCKHOLDERS’ EQUITY
Common stock — no par value, 100,000 shares authorized, 16,000 shares issued and outstanding	$1,600	$1,600
Accumulated other comprehensive income, net of income tax	23	562
Retained earnings	43,993	38,487

Total stockholders’ equity	$45,616	$40,649

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$222,156	$210,995

See Notes to Condensed Consolidated Financial Statements.

Embarcadero Insurance Holdings, Inc.

Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

	(Dollars in thousands)
Revenues
Net premiums earned	$15,689	$17,772	$47,937	$54,962
Net investment income	1,429	1,023	3,803	2,923
Net realized gain (loss) on investments	(7)	728	3,464	859

Total revenues	17,111	19,523	55,204	58,744

Expenses
Losses and loss adjustment expenses	10,215	10,653	30,919	34,575
Other underwriting expenses	5,057	5,762	15,693	16,619
Interest expense	194	158	556	442
Other	409	225	463	1,750

Total expenses	15,875	16,798	47,631	53,386

Income before income tax	1,236	2,725	7,573	5,358
Income tax expense	47	817	2,067	1,591

Net income	$1,189	$1,908	$5,506	$3,767

Other comprehensive income (loss), net of income tax:
Unrealized holding gains (losses) arising during period, net of income tax expenses (benefits)	$899	$(932)	$1,749	$(1,113)
Less: Reclassification adjustment for realized (gains) losses included in net income, net of income tax (expenses) benefits	4	653	(2,288)	567

Net gain (loss) recognized in other comprehensive income	903	(279)	(539)	(546)

Comprehensive Income	$2,092	$1,629	$4,967	$3,221

See Notes to Condensed Consolidated Financial Statements.

Embarcadero Insurance Holdings, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity
(Unaudited)

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

	(Dollars in thousands)
Balance, January 1, 2006	$1,600	$38,487	$562	$40,649
Net income		5,506		5,506
Net unrealized losses on investments, net of income taxes			(539)	(539)

Balance, September 30, 2006	$1,600	$43,993	$23	$45,616

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

	(Dollars in thousands)
Balance, January 1, 2005	$1,600	$33,314	$1,736	$36,650
Net income		3,767		3,767
Net unrealized losses on investments, net of income taxes			(546)	(546)

Balance, September 30, 2005	$1,600	$37,081	$1,190	$39,871

See Notes to Condensed Consolidated Financial Statements.

EMBARCADERO INSURANCE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Nine Months Ended September 30,

	2006	2005

	(Dollars in thousands)
Cash flows from operating activities:
Net income	$5,506	3,767
Adjustment to reconcile net income to cash provided by operating activities:
Net gain on sale of investments	(3,464)	(859)
Depreciation and amortization	1,195	1,282
Provision for deferred tax	783	—
Changes in assets and liabilities:
Premium receivables	(1,517)	6,271
Reinsurance recoverables	3,229	5,444
Other receivables	(970)	(123)
Deferred policy acquisition costs	(70)	38
Reserves for losses and loss adjustment expenses	4,026	499
Reinsurance payable	(617)	3,528
Unearned premiums	(424)	(1,039)
Other accrued liabilities	(1,351)	251

Net cash provided by operating activities	6,326	19,059

Cash flows from investing activities:
Acquisitions of investments	(47,677)	(42,836)
Proceeds from maturity of investments	16,263	10,357
Proceeds from sales of investments	32,685	11,594
Purchase of fixed assets	(175)	—

Net cash provided by (used in) investing activities	1,096	(20,885)

Changes in cash and cash equivalents	7,423	(1,826)
Cash and cash equivalents — Beginning of year	7,426	12,104

Cash and cash equivalents — End of year	$14,848	10,278

Supplemental disclosures
Cash paid for interest	$547	$430
Cash paid for income taxes	2,200	1,420

See notes to condensed consolidated financial statements

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)
(Dollars in thousands)

Note 1.         Basis of Presentation

          The accompanying condensed consolidated financial statements as of September 30, 2006 and 2005 and for the nine and three months ended September 30, 2006 and 2005 are unaudited. Descriptions of the significant accounting policies of Embarcadero Insurance Holdings, Inc. and subsidiaries (the “Company”) are included in Note 2 to the condensed consolidated financial statements contained in this registration statement. There have been no significant changes to these policies during the nine months ended September 30, 2006 and 2005. In the opinion of management, all normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented have been included. The operating results for any interim period are not necessarily indicative of results for a full year or any other interim period.

          The Company’s insurance subsidiary, Majestic Insurance Company (“Majestic”), domiciled in the State of California, prepares statutory financial statements in accordance with the accounting practices prescribed by the National Association of Insurance Commissioners (“the NAIC”) and/or permitted by the insurance departments of the state of domicile.

Recently Issued Accounting Standards

          In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments , an amendment of SFAS 133 and 140. This statement establishes, among other things, the accounting for certain derivatives embedded in other financial instruments, which are referred to as hybrid financial instruments. The statement simplifies accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid financial instruments that contain an embedded derivative that otherwise would require bifurcation. The statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, or January 1, 2007 for the Company. The Company has not determined the impact of implementation but does not anticipate that this statement will have a material impact to the Company’s financial condition, results of operations or cash flows.

          In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements. This statement establishes, among other things, a framework for measuring fair value and expands disclosure requirements as they relate to fair value measurements. The statement is effective at the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations or cash flows.

          In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of SFAS No. 109. The interpretation clarifies, among other things, the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements by mandating a consistent approach to recognizing income tax benefits, and applies to all tax positions accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. This interpretation will be effective for fiscal years beginning after December 15, 2006. The Company is in the process of determining the amount of the cumulative effect this interpretation will require or whether it will have a material effect on our financial condition.

          In September 2006, the Securities Exchange Commission issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108”). SAB No. 108 requires a dual evaluation approach — evaluation of an error from both a balance sheet perspective and results of operations perspective — when quantifying and evaluating the materiality of a misstatement. SAB No. 108 must be applied to annual financial statements for fiscal years ending after November 15, 2006. The Company does not expect the adoption of SAB No. 108 to have a material impact on its consolidated financial statements.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements — (Continued)

Note 2.          Investments

          The amortized cost, gross unrealized gains, gross unrealized losses and fair value of the available-for-sale securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

September 30, 2006
Obligations of states and political subdivisions	$82,753	$257	$(487)	$82,523
Corporate bonds	38,797	121	(625)	38,293
U.S. government and agencies	23,561	77	(250)	23,388

Total debt securities	145,111	455	(1,362)	144,204
Equity securities	8,580	1,237	(295)	9,522

Total	$153,691	$1,692	$(1,657)	$153,726

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

December 31, 2005
Obligations of states and political subdivisions	$63,614	$152	$(546)	$63,220
Corporate bonds	37,372	44	(754)	36,662
U.S. Government and agencies	21,490	47	(316)	21,221

Total debt securities	122,476	243	(1,616)	121,103
Equity securities	25,859	2,890	(667)	28,082

Total	$148,335	$3,133	$(2,283)	$149,185

          The gross realized gains on sales of available-for -sale securities for the nine months ended September 30, 2006 and 2005 were $4,523 and $1,809, respectively, and the gross realized losses sales of available-for -sale securities for the nine months ended September 30, 2006 and 2005 were $1,059 and $952, respectively. The gross realized gains on sales of available-for -sale securities for the three months ended September 30, 2006 and 2005 were $514 and $1,141, respectively, and the gross realized losses sales of available-for -sale securities for the three months ended September 30, 2006 and 2005 were $521 and $413, respectively.

          Investments with fair value of $116,071 and $102,306 as of September 30, 2006 and December 31, 2005, respectively, were on deposit with various state and federal regulatory agencies as required by law.

          The amortized cost and fair value of available-for-sale debt securities as of September 30, 2006 and December 31, 2005 by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements — (Continued)

	As of September 30, 2006		As of December 31, 2005

	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$21,984	$21,835	$21,613	$21,432
Due after one year through five years	103,648	102,813	78,711	77,514
Due after five years through ten years	10,624	10,742	17,404	17,447
Due after ten years	8,855	8,814	4,748	4,710

Total	$145,111	$144,204	$122,476	$121,103

          Investments are written-down to fair value in the period that the Company determines they are other than temporarily impaired. As of September 30, 2006 and December 31, 2005, no impairment has been recorded.

          The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of September 30, 2006 and December 31, 2005:

	Less than 12 months		12 months or more		Total

September 30, 2006:	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

Description of Securities
Obligations of states and political subdivisions	$12,931	$(58)	$33,935	$(429)	$46,866	$(487)
Corporate bonds	2,748	(7)	26,492	(618)	29,240	(625)
U.S. government and Agencies	4,151	(17)	13,600	(233)	17,751	(250)

Total debt securities	19,830	(82)	74,027	(1,280)	93,857	(1,362)
Equity securities	1,805	(172)	1,002	(123)	2,807	(295)

Total	$21,635	$(254)	$75,029	$(1,403)	$96,664	$(1,657)

	Less than 12 months		12 months or more		Total

December 31, 2005:	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

Description of Securities
Obligations of states and political subdivisions	$34,724	$(321)	$13,258	$(225)	$47,982	$(546)
Corporate bonds	14,577	(302)	19,553	(452)	34,130	(754)
U.S. government and Agencies	8,301	(96)	9,149	(220)	17,450	(316)

Total debt securities	57,602	(719)	41,960	(897)	99,562	(1,616)
Equity securities	11,793	(572)	609	(95)	12,402	(667)

Total	$69,395	$(1,291)	$42,569	$(992)	$111,964	$(2,283)

          The Company concluded that the decline in fair value of these investments was temporary based on its analysis of these investments: liquidity, timing, financial condition of the issuers, actual credit losses to date.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements — (Continued)

          Major categories of net investment income net of amortization are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Interest	$1,548	$1,050	$3,999	$3,007
Dividends	29	206	308	539

Investment income before
Investment expenses	1,577	1,256	4,307	3,546
Investment expenses	(148)	(233)	(504)	(623)

Net investment income	$1,429	$1,023	$3,803	$2,923

Note 3.        Losses And Loss Adjustment Expenses

          Activity in the reserves for losses and loss adjustment expenses is summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Gross beginning balance	$140,169	$139,715	$140,583	$142,250
Loss reinsurance recoverables	(31,675)	(38,268)	(35,588)	(43,931)

Net beginning balance	108,494	101,447	104,995	98,319

Incurred related to:
Current year	12,608	10,653	35,830	34,575
Prior years	(2,393)	—	(4,911)	—

Total incurred	10,215	10,653	30,919	34,575

Paid related to:
Current year	(2,366)	(1,816)	(5,267)	(3,319)
Prior years	(6,118)	(7,261)	(20,422)	(26,552)

Total paid	(8,484)	(9,077)	(25,689)	(29,871)

Net ending balance	110,225	103,023	110,225	103,023
Plus reinsurance recoverables	34,384	39,726	34,384	39,726

Gross ending balance	$144,609	$142,749	$144,609	$142,749

          There were $2,393 and $4,911 favorable reserve development for claims related to prior accident years recorded during the three months and the nine months ended September 30, 2006, respectively. The favorable development generated primarily from accident years 2004 and 2005 which can be attributed largely to the effect of California Workers’ Compensation reforms enacted during 2003 and 2004. There were no prior accident year reserve development recognized during the three months and nine months ended September 30, 2005.

          In the opinion of management, the Company’s reserves represent the best estimate of its ultimate liabilities, based on currently known facts, current law, current technology, and assumptions considered reasonable where facts are known. Due to the significant uncertainties mentioned and related management judgments, there can be no assurance that future loss development, favorable or unfavorable, will not occur.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements — (Continued)

Note 4.        Reinsurance

          In the ordinary course of business, the Company reinsures certain risks through quota share and excess of loss agreements. The Company annually purchases excess of loss reinsurance to protect against the impact of large, irregularly-occurring losses in its Workers’ Compensation business. Such reinsurance reduces the magnitude of sudden and unpredictable changes in net income and the capitalization of insurance operations.

          To limit its liability, the Company participates in multiple excess of loss reinsurance treaties with unaffiliated reinsurers. The Company maintains excess of loss reinsurance that limited its liability to $600 from any single occurrence since July 1, 2002 with losses between $600 and $50,000 ceded to the Company’s reinsurers. Prior to July 1, 2002, the Company retained the first $350 per occurrence. A portion of the retained losses were ceded to the Company’s quota share reinsurer for losses incurred from July 1, 2000 for five and half years with an expiration date of December 31, 2005 as described in the following paragraph.

          The quota share reinsurance contract provided the Company with a variable ceding rate of 0%-40% to cover its net retained losses (net of excess reinsurance) for its Workers’ Compensation policies. Under the quota share contract, the Company had the option to change its ceding ratio from 0% to 40% monthly. The Company would cede a percentage of net retained liability of the first $350 and cede the same percentage of earned premiums to quota share reinsurer under the contract. On December 31, 2005, the Company terminated the contract on runoff basis in accordance with the terms where the policy in force prior to this termination date of this contract will remain in effect until expiration of the policy for the purpose of this quota share reinsurance contract. The Company recorded underwriting ceding commissions of $475 and $1,075 for the nine months ended September 30, 2006 and 2005, respectively. The Company recorded underwriting ceding commissions of $204 and $347 for the three months ended September 30, 2006 and 2005, respectively.

          A contingent liability exists with respect to reinsured losses which would become an actual liability of the Company in the event that the reinsurers would not be able to meet the obligations assumed by them under the reinsurance agreements. Consequently, allowances are established for amounts deemed uncollectible. The Company regularly evaluates the financial condition of its reinsurers. Based on this evaluation, management believes the reinsurers are creditworthy and that any potential losses on these arrangements will not have a material impact on the Company.

          A summary of the effect of reinsurance activity is as follows:

	Three Months Ended September 30,

	2006		2005

	Written	Earned	Written	Earned

Direct Premiums	$18,014	$17,734	$22,208	$21,224
Ceded premiums — quota share	(102)	(284)	(1,421)	(1,373)
Ceded premiums — other	(1,937)	(1,860)	(2,028)	(2,156)
Assumed	99	99	77	77

Net Premiums	$16,074	$15,689	$18,836	$17,772

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements — (Continued)

	Nine Months Ended September 30,

	2006		2005

	Written	Earned	Written	Earned

Direct Premiums	$50,349	$53,914	$72,743	$67,823
Ceded premiums — quota share	(1,138)	(1,529)	(4,565)	(5,074)
Ceded premiums — other	(4,714)	(4,816)	(7,745)	(8,025)
Assumed	368	368	238	238

Net Premiums	$44,865	$47,937	$60,671	$54,962

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Direct losses and loss expenses incurred	$14,741	$14,291	$35,531	$38,016
Ceded losses and loss expenses incurred — quota share	(1,703)	(721)	(580)	(76)
Ceded losses and loss expenses incurred — other	(2,876)	(2,950)	(4,204)	(3,484)
Assumed losses and losses expenses incurred	53	33	172	119

Net Losses and loss expenses	$10,215	$10,653	$30,919	$34,575

	September 30, 2006	December 31, 2005

Reserve losses and loss adjustment expenses	$143,219	$139,228
Ceded reserves for losses and loss adjustment expenses incurred — quota share	(14,894)	(18,695)
Ceded reserves losses and loss expenses incurred — other	(19,490)	(16,893)
Assumed reserve losses and loss adjustment expenses	1,390	1,355

Net Reserves for losses and loss expenses	$110,225	$104,995

          The Company had collateral under related reinsurance agreements in the form of letters of credit totaling $21,000 at September 30, 2006 and December 31, 2005 that that can be drawn on for amounts that remain unpaid for more than 120 days. Total net amounts recoverable from reinsurers were $34,384 and $35,588, including $2,201 and $3,838 of losses paid by the Company and billed to reinsurers at September 30, 2006 and December 31, 2005, respectively.

Note 5.        Regulatory Matters

          Risk based capital is a method developed by the NAIC to measure the minimum amount of capital appropriate for an insurance company to support its overall business operations in consideration of its size and risk profile. The formulas for determining the amount of risk based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. The adequacy of a company’s actual capital is measured by the risk based capital results as determined by formulas. Companies below minimum risk based capital requirements are classified within certain levels, each of which requires specified corrective action. Majestic is required by the California Department of Insurance to maintain a minimum capital and surplus. Majestic has calculated its risk based capital requirements and has determined that the reported capital as of September 30, 2006 and December 31, 2005 was in excess of the “Company Action Level” (the minimum level triggering regulatory action). Under the statutory accounting practices and procedures, Majestic reported capital stock and surplus of $46,598 and $43,368 as of September 30, 2006 and December 31, 2005, respectively. Majestic recorded statutory net income of $1,818 and $1,959 for the three months ended September 30, 2006 and 2005, respectively and recorded statutory net income of $6,610 and $4,891 for the nine months ended September 30, 2006 and 2005, respectively.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements — (Continued)

          Under the California Insurance Code, in a given year, Majestic may make dividend distributions to its parent without prior approval of the Insurance Commissioner up to a maximum of the greater of its statutory net income of the preceding year or 10% of its unassigned surplus at the beginning of its fiscal year. There were dividends of $1,100 and $1,350 distributed to Embarcadero during the nine months ended September 30, 2006 and year ended December 31, 2005, respectively.

Note 6.	Commitments and Contingencies

          The Company is obligated under several noncancellable operating leases for office facilities and certain other equipment. These leases contain rent adjustment provisions to compensate the lessor for increases in operating costs. The total rental expense for office facilities and certain equipment for the three months and nine months ended September 30, 2006 and 2005 amounted to $334, $303, $1,017 and $863, respectively.

          In the ordinary course of business, the Company is a party to claims and legal actions. After consultation with legal counsel, management believes that the resolution of these claims and legal actions will not have a material adverse effect on the Company’s financial position, results of its operations or cash flows.

          The Company purchased annuities from life insurers under which the claimants are payees. These annuities have been used to reduce unpaid losses by $6,733 and $4,695 as of September 30, 2006 and December 31, 2005, respectively. The Company has contingent liability of the above amount should the issuers of these annuities fail to perform under the terms of the annuities.

Note 7.	Subsequent Event

          Pursuant to the terms of a Stock Purchase Agreement dated September 8, 2006, the Company agreed to be acquired by CRM Holdings, Ltd. (“CRMH”) and its wholly owned subsidiary, CRM USA Holdings, Inc. (“CRMUSA”). The transaction was completed on November 14, 2006 after the Company received the required regulatory approval from the California Department of Insurance on November 3, 2006. Subsequent to the consummation of the acquisition, the Company becomes a wholly-owned subsidiary of CRMUSA.

          As provided in a long-term deferred compensation incentive plan in place at Majestic, the plan terminated upon the occurrence of a major capital event. This major capital event was the occurrence of the acquisition of 100% of the stock of Majestic’s parent, Embarcadero by CRMUSA as described above. An obligation in the amount of $2,322 under the plan was fully accrued at September 30, 2006 and disbursed on November 14, 2006.

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Embarcadero Insurance Holdings, Inc.
San Francisco, California

          We have audited the accompanying consolidated balance sheets of Embarcadero Insurance Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of income and comprehensive income, changes in stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Embarcadero Insurance Holdings, Inc. and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 10, 2006

Embarcadero Insurance Holdings, Inc.

Consolidated Balance Sheets
December 31,

	2005	2004

	(Dollars in thousands)
Assets
Investments:
Debt securities, at fair value (amortized cost: $122,476 in 2005 and $103,118 in 2004)	$121,103	$103,583
Equity securities, at fair value (cost: $25,859 in 2005 and $21,717 in 2004)	28,082	23,882
Cash and cash equivalents	7,426	12,104
Premiums receivables, net	2,420	8,290
Reinsurance recoverables	40,365	48,673
Income tax receivables	1,253	—
Other receivables	3,343	3,347
Deferred policy acquisition costs	656	743
Deferred taxes	6,255	7,103
Fixed assets, net	92	125

Total assets	$210,995	$207,850

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for losses and loss adjustment expenses	$140,583	$142,250
Reinsurance payable	3,095	1,304
Unearned premiums	5,950	7,347
Senior debt equity and related accrued interest	8,075	8,057
Other accrued liabilities	12,643	12,242

Total liabilities	$170,346	$171,200

Commitments and Contingencies
Stockholders’ Equity
Common stock — no par value, 100,000 shares authorized, 16,000 shares issued and outstanding	$1,600	$1,600
Accumulated other comprehensive income, net of income tax	562	1,736
Retained earnings	38,487	33,314

Total stockholders’ equity	$40,649	$36,650

Total Liabilities and Stockholders’ Equity	$210,995	$207,850

See Notes to Consolidated Financial Statements

Embarcadero Insurance Holdings, Inc.

Consolidated Statements of Income and Comprehensive Income
Year Ended December 31,

	2005	2004	2003

	(Dollars in thousands)
Revenues
Net Premiums earned	$71,291	$70,641	$60,029
Net investment income	4,012	3,109	2,888
Net realized gain on investments	1,709	2,090	2,103

Total Revenues	77,012	75,840	65,020

Expenses
Losses and loss adjustment expenses	44,936	50,134	52,247
General and administrative expenses	22,487	19,086	8,430
Interest expense	612	462	269
Other	1,945	316	269

Total Expenses	69,980	69,998	61,215

Income before income taxes	7,032	5,842	3,805
Income tax expense	1,859	1,458	836

Net income	$5,173	$4,384	$2,969

Other comprehensive income (loss), net of income tax (benefit):
Unrealized holding (losses) gains arising during the period, net of income tax (benefits) of $(24) in 2005 and income tax expenses of $524 and $1,084 in 2004 and 2003, respectively	$(46)	$1,018	$2,105
Less: Reclassification adjustment for realized gains included in net income, net of income tax expenses of $581, $711 and $715 in 2005, 2004 and 2003, respectively	(1,128)	(1,379)	(1,388)

Net (loss) gain recognized in other comprehensive income	(1,174)	(361)	717

Comprehensive Income	$3,999	$4,023	$3,686

See Notes to Consolidated Financial Statements

Embarcadero Insurance Holdings, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

	(Dollars in thousands)
Balance, January 1, 2003	$1,600	$25,961	$1,380	$28,941
Net income		2,969		2,969
Net unrealized gain on investments, net of income taxes			717	717

Balance, December 31, 2003	1,600	28,930	2,097	32,627
Net income		4,384		4,384
Net unrealized losses on investments, net of income taxes			(361)	(361)

Balance, December 31, 2004	1,600	33,314	1,736	36,650
Net income		5,173		5,173
Net unrealized losses on investments, net of income taxes			(1,174)	(1,174)

Balance, December 31, 2005	$1,600	$38,487	$562	$40,649

See Notes to Consolidated Financial Statements

Embarcadero Insurance Holdings, Inc.

Consolidated Statements of Cash Flow

	Years Ended December 31,

	2005	2004	2003

	(Dollars in thousands)
Cash flows from operating activities:
Net income	$5,173	$4,384	$2,969
Adjustment to reconcile net income to cash provided by operating activities:
Net gain on sale of investments	(1,709)	(2,090)	(2,103)
Depreciation and amortization	1,704	1,572	1,313
Provision for deferred tax	1,452	(354)	(889)
Changes in assets and liabilities:
Premium receivables	5,870	5,428	4,876
Reinsurance recoverables	8,308	(2,228)	(7,769)
Other receivables	(1,249)	(337)	(838)
Deferred policy acquisition costs	87	(51)	(244)
Reserves for losses and loss adjustment expenses	(1,667)	13,880	18,944
Reinsurance payable	1,791	358	1,362
Unearned premiums	(1,397)	742	2,141
Other accrued liabilities	1,366	544	2,494

Net cash provided by operating activities	19,729	21,848	22,256

Cash flows from investing activities:
Acquisitions of investments	(59,978)	(65,686)	(49,703)
Proceeds from maturity of investments	16,264	16,161	8,203
Proceeds from sales of investments	19,319	29,393	15,258
Purchase of fixed assets	(12)	(15)	—

Net cash used in investing activities	(24,407)	(20,147)	(26,242)

Changes in cash and cash equivalents	(4,678)	1,701	4,014
Cash and cash equivalents — Beginning of year	12,104	10,403	6,389

Cash and cash equivalents — End of year	$7,426	$12,104	$10,403

Supplemental disclosures
Cash paid for interest	$594	$405	$222
Cash paid for income taxes	1,820	2,247	1,775

See Notes to Consolidated Financial Statements

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(Dollars in thousands)

Note 1.	Basis of Presentation

          Embarcadero Insurance Holdings, Inc. (“Embarcadero”) is the parent company of Majestic Insurance Company (“Majestic”), Great Western Insurance Services, Inc. (“Great Western”) and Redhorse Insurance Company, Ltd. (“Redhorse”), (collectively, the “Company”).

          Majestic, a wholly owned subsidiary of Embarcadero is a California domiciled insurance company and writes workers’ compensation insurance under the U.S. Longshore and Harbor Workers Compensation Act and various other state acts and, to a lesser extent, general liability insurance. Majestic is licensed in 15 states and writes business in California, Hawaii, Washington, Oregon, Nevada and Alaska. Approximately 92%, 95% and 93% of all premiums were written in California in 2005, 2004 and 2003, respectively. Great Western and Redhorse is a dormant company.

Note 2.	Summary of Significant Accounting Policies

          Basis of Consolidation — The consolidated financial statements include the accounts of Embarcadero and its subsidiaries after elimination of intercompany transactions and balances.

          Basis of Presentation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s insurance subsidiary, Majestic, prepares statutory financial statements in accordance with the accounting practices prescribed or permitted by the insurance departments of the State of domicile, California.

          Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses reported during the reporting period. While these estimates are based upon analyses performed by management and outside actuaries, the amount the Company will ultimately pay or collect may differ materially from the amounts presently estimated.

          Investments — The Company has designated its investments in debt and equity securities as available-for-sale under the provisions of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities , because the Company may dispose its investments prior to maturity and does not hold them principally for the purpose of selling them in the near term. Debt and equity securities classified as available-for-sale are reported at fair value with unrealized gains and losses, net of income tax, reported as a net amount in other comprehensive income, a separate component of stockholders’ equity. Realized gains and losses on sale of investments are determined on the first-in, first-out method. The Company does not own any investments classified as trading or held-to -maturity based upon the qualifications set forth in SFAS No. 115. The Company recognizes other-than-temporary impairments charges on available-for-sales securities. When the estimated fair value of a debt or equity security is below its cost and the Company concludes that it no longer has the ability or intention to hold the security for a period of time over which the Company expects the value to recover to amortized cost, the investment is considered to be other-than-temporarily impaired. The Company also considers the length and severity of the temporary impairment of an investment to determine whether the impairment is other-than-temporary. When an other-than-temporary impairment occurs, the investment is written down to fair value and a new cost basis is established with a corresponding charge to income.

          Cash and Cash Equivalents — Cash includes currency on hand and demand deposits with financial institutions. Cash Equivalents represent cash investments with a maturity of three months or less at the time of purchase, including short-term, highly liquid investments which are readily convertible to known amounts of cash near maturity such that there is insignificant risk of changes in fair value as the result of changes in interest rates. Cash equivalents are carried at cost, which approximates fair value.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

          Recognition of Premium Revenue — Premiums written are recognized ratably over the term of the policy. Billed premiums in excess of premiums earned are deferred and reported as a reserve for unearned premiums. In respect to most of the policies written by the Company, premiums are based on the estimated payroll and loss experience of an employer and the Company’s applicable premium rates. The Company also includes estimates for unbilled premiums in case such payroll estimates are below or above actual levels. A portion of the Company’s premiums is written on an adjustable basis. Premiums for those polices can be adjusted retrospectively in accordance with the actual loss experience of the policyholder’s claims arising during the policy term. These retrospective premium adjustments are periodically made to the net premiums earned to reflect the changes in estimation of the policyholders’ ultimate losses as more information becomes available over time.

          Premium Receivables — Premium receivables include premium amounts due from policyholders. Premium receivables also include retrospective premiums receivable, which represents the difference between initial premium charges and premiums adjusted to reflect the policyholder’s actual loss experience of the insured business. Premium receivables are reduced by an allowance for doubtful accounts which represents the Company’s best estimate of the amount of uncollectable premiums included in the Company’s existing premium receivables.

          Deferred Policy Acquisition Costs — Commissions and other costs of acquiring insurance that vary with and are primarily related to the production of new and renewal business are deferred and amortized over the terms of the policies to which they relate.

          Fixed Assets — Fixed assets include property and equipment, leasehold improvements and computer software. Fixed assets are stated at cost, net of accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the various classes of assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term and their estimated useful lives.

          Reserve for Losses and Loss Adjustment Expenses  — Reserve for losses and loss adjustment expenses is related to insured events that occurred before the balance sheet date. Liabilities for such reserve are determined by many variables including individual case evaluation for reported losses, estimates of unreported losses using historical and statistical information and other factors. Anticipated recoveries on salvage and subrogation are deducted from the liabilities for unpaid losses and loss adjustment expenses. The methods for making such estimates and for establishing the resulting reserves are continually reviewed and updated, and any adjustments resulting therefrom are reflected in current statement of operations. Such estimates are subject to the impact of changes in economic and social conditions. Given the inherent variability of such estimates, the actual reserves could differ significantly from the amounts provided. While the ultimate amount of losses and the related expenses are dependent on future developments, management and its independent actuary are of the opinion that the reserve for losses and loss adjustment expenses is adequate to cover such losses and expenses.

          Reinsurance — In the ordinary course of business, the Company seeks to reduce the losses that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated on an individual contract basis, in a manner consistent with the reinsured contract.

          Income Taxes — Income taxes are accounted for using the asset and liability method in accordance with SFAS No. 109. A deferred tax asset or liability, net of a valuation allowance, is determined based on the enacted tax rates in effect when the differences between the financial statement carrying amounts and tax bases of existing assets and liabilities are expected to be reported in the Company’s income tax returns. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Recently Issued Accounting Standards

          In June 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS No. 154 applies to all voluntary changes in accounting principles. The Statement requires that voluntary changes in accounting principles be applied retrospectively to prior periods unless doing so is impracticable. SFAS No. 154 becomes effective for fiscal years beginning after December 15, 2005. The statement does not change the transition method for new accounting standards where the new pronouncements address transition provisions, and accordingly, the Company does not expect the adoption of SFAS No. 154 will have a material impact on its consolidated financial statements.

Note 3.	Investments

          The amortized cost, gross unrealized gains, gross unrealized losses and fair value of the Company’s available-for-sale investments are shown in the tables below:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

2004
Obligations of states and political subdivisions	$54,561	$607	$(82)	$55,086
Corporate bonds	30,179	170	(261)	30,088
U.S. government and agencies	18,378	145	(114)	18,409

Total debt securities	103,118	922	(457)	103,583
Equity securities	21,717	2,508	(343)	23,882

Total	$124,835	$3,430	$(800)	$127,465

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

2005
Obligations of states and political subdivisions	$63,614	$152	$(546)	$63,220
Corporate bonds	37,372	44	(754)	36,662
U.S. government and agencies	21,490	47	(316)	21,221

Total debt securities	122,476	243	(1,616)	121,103
Equity securities	25,859	2,890	(667)	28,082

Total	$148,335	$3,133	$(2,283)	$149,185

          Gross realized gains and losses on sales of investments are $2,934 and $1,225, respectively, in 2005. Gross realized gains and losses on sales of investments were $3,039 and $949, respectively, in 2004. Gross realized gains and losses on sales of investment were $$2,634 and $531, respectively, in 2003.

          Investments with fair value of $102,306 and $85,429 as of December 31, 2005 and 2004, respectively, were on deposit with various regulatory agencies as required by law.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

          The amortized cost and fair value of bonds by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	2005		2004

	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$21,613	$21,432	$11,314	$11,340
Due after one year through five years	78,711	77,514	67,444	67,422
Due after five years through ten years	17,404	17,447	20,550	20,975
Due after ten years	4,748	4,710	3,810	3,846

Total	$122,476	$121,103	$103,118	$103,583

          The following table shows the Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in an unrealized loss position:

	Less than 12 months		12 months or more		Total

Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

2005
Obligations of states and political subdivisions	$34,724	$(321)	$13,258	$(225)	$47,982	$(546)
Corporate bonds	14,577	(302)	19,553	(452)	34,130	(754)
U.S. government and Agencies	8,301	(96)	9,149	(220)	17,450	(316)

Total debt securities	57,602	(719)	41,960	(897)	99,562	(1,616)
Equity securities	11,793	(572)	609	(95)	12,402	(667)

Total	$69,395	$(1,291)	$42,569	$(992)	$111,964	$(2,283)

	Less than 12 months		12 months or more		Total

Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

2004
Obligations of states and political subdivisions	$17,826	$(66)	$1,875	$(16)	$19,701	$(82)
Corporate bonds	22,257	(206)	5,991	(55)	28,248	(261)
U.S. government and Agencies	12,125	(71)	3,856	(43)	15,981	(114)

Total debt securities	52,208	(343)	11,722	(114)	63,930	(457)
Equity securities	3,814	(325)	257	(18)	4,071	(343)

Total	$56,022	$(668)	$11,979	$(132)	$68,001	$(800)

          The number of investments included in above table as of December 31, 2005 is 176 and 102 for less than 12 months and for 12 months or more, respectively.

          The number of investments included in above table as of December 31, 2004 is 149 and 29 for less than 12 months and for 12 months or more, respectively.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

          The Company determined that the decline in fair value for all of these securities was temporary based on the Company’s analysis of these securities, considering timing, liquidity, financial condition of issuers, actual credit losses to date and severity of the impairment.

          Major categories of net investment income, net of amortization are summarized as follows:

	2005	2004	2003

Interest	$4,119	$3,337	$3,113
Dividends	726	499	382

Investment income before
Investment expenses	4,845	3,836	3,495
Investment expenses	(833)	(727)	(607)

Net investment income	$4,012	$3,109	$2,888

Note 4.	Fixed Assets

          Fixed assets consist of the following:

	2005	2004	2003

Property and equipment	$383	$377	$362
Leasehold improvements	327	320	320
Software	2,390	2,390	2,390

Total	3,100	3,087	3,072
Accumulated depareciation and amortization	(3,008)	(2,962)	(2,825)

Total fixed assets — net	$92	$125	$247

          Depreciation expense for the years ended December 31, 2005, 2004 and 2003 was $46, $138 and $304, respectively.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 5.	Losses and Loss Adjustment Expenses

          Activity in the reserve for losses and loss adjustment expenses is as follows:

	2005	2004	2003

Gross beginning balance	$142,250	$128,370	$109,426
Loss reinsurance recoverables	(43,931)	(40,757)	(33,037)

Net beginning balance	98,319	87,613	76,389

Incurred related to:
Current year	44,039	43,714	38,543
Prior years	897	6,420	13,704

Total incurred	44,936	50,134	52,247

Paid related to:
Current year	(7,533)	(7,550)	(7,255)
Prior years	(30,727)	(31,878)	(33,768)

Total paid	(38,260)	(39,428)	(41,023)

Net ending balance	104,995	98,319	87,613
Plus reinsurance recoverables	35,588	43,931	40,757

Gross ending balance	$140,583	$142,250	$128,370

          The Company recorded $897, $6,420 and $13,704 in incurred losses and loss adjustment expenses relating to claims occurring for prior accident years in 2005, 2004 and 2003, respectively. The $897, or less than 2% of such losses and loss adjustment expenses in 2005, included a favorable development from accident year 2004 which was more than offset by the effect of loss reserve strengthening on the older accident years by the Company. This favorable development in 2004 can be attributed to California Workers’ Compensation reforms in 2003 and 2004 impacting California State Act business. After over a year of post-reform results, it was clear that the reforms were effective in reducing certain medical costs and providing the needed credibility to favorable adjust reserves for those losses impacted by the reforms.

          Approximately 50% and 40% of $6,420 and $13,704 of adverse development for claims occurring for prior accident years recorded in 2004 and 2003, respectively, was related to Majestic’s United States Longshore and Harbor (“USL&H”) business, much of which related to an affiliated USL&H policyholder who is no longer insured by the Company. The remaining 50% and 60% was primarily due to higher medical costs in the California market. Majestic was ultimately able to recover the majority of these increases through its risk-sharing products as described in Note 2 to these financial statements.

Note 6.	Reinsurance

          In the ordinary course of business, the Company reinsures certain risks through quota share and excess of loss contracts.

          To limit its liability, the Company participates in multiple excess of loss reinsurance treaties with unaffiliated reinsurers. Effective July 1, 2002, the Company increased its excess of loss reinsurance retention from $350 per occurrence to $600, with losses between $600 and $50,000 ceded to the Company’s excess reinsurers. A portion of the retained losses is ceded to the Company’s quota share reinsurer as described in the following paragraph.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

          The Company participates in a variable 0% — 40% quota share reinsurance contract to cover its Workers’ Compensation policies. Under the quota share contract, the Company ceded average 7.5%, 15% and 30% of net retained liability of $350 and ceded same percentage of written premiums in 2005, 2004 and 2003, respectively. The Company recorded ceding commissions of $1,200, $2,840 and $8,516 for the years ended December 31, 2005, 2004 and 2003, respectively. This agreement was terminated on December 31, 2005 on runoff basis in accordance with the contract terms where policies in force prior to the termination date of this agreement will remain in effect until expiration of the policies for the purpose of this quota share reinsurance contract.

          A contingent liability exists with respect to reinsured losses which would become an actual liability of the Company in the event that the reinsurers would not be able to meet the obligations assumed by them under the reinsurance agreements. Consequently, allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers. Based on this evaluation, management believes that the reinsurers are creditworthy and that any potential losses on these arrangements will not have a material impact on the Company.

          A summary of the effect of reinsurance activity on the financial statements is as follows:

	2005		2004		2003

	Written	Earned	Written	Earned	Written	Earned

Direct Premiums	$91,157	$87,099	$97,485	$91,361	$101,520	$95,903
Ceded premiums — quota share	(5,831)	(6,379)	(11,894)	(12,312)	(28,380)	(27,782)
Ceded premiums — other	(9,427)	(9,760)	(9,201)	(8,819)	(8,574)	(8,410)
Assumed	331	331	411	411	318	318

Net Premiums	$76,230	$71,291	$76,801	$70,641	$64,884	$60,029

	2005	2004	2003

Direct losses and loss expenses incurred	$48,573	$65,842	$76,585
Ceded losses and loss expenses incurred — quota share	(207)	(10,462)	(22,940)
Ceded losses and loss expenses incurred — other	(3,553)	(5,726)	(1,557)
Assumed losses and losses expenses incurred	123	480	159

Net Losses and loss expenses	$44,936	$50,134	$52,247

	2005	2004	2003

Reserve for losses and loss adjustment expenses	$139,228	$140,865	$127,262
Ceded reserves for losses and loss adjustment expenses incurred — quota share	(18,695)	(26,276)	(27,860)
Ceded reserves losses and loss expenses incurred — other	(16,893)	(17,655)	(12,897)
Assumed reserve losses and loss adjustment expenses	1,355	1,385	1,108

Net Reserves for losses and loss expenses	$104,995	$98,319	$87,613

          At December 31, 2005 and 2004, the Company held collateral under related reinsurance agreements in the form of letters of credit totaling $21,000 and $18,000, respectively that can be drawn against any amounts that remain unpaid for more than 120 days. At December 31, 2005 and 2004, there was no amount drawn under the letter of credit.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

          Total net amounts recoverable from reinsurers were $35,588 and $43,931 at December 31, 2005 and 2004, respectively, which included $3,838 and $2,886 at December 31, 2005 and 2004, respectively, relating to losses paid by the Company and billed to reinsurers.

Note 7.	Senior Debt Security Agreement

          On May 22, 2003, Embarcadero entered into a floating rate Senior Debt Security Agreement (“Debt Security”) in the amount of $8,000 and maturing in 2033. Embarcadero subsequently contributed $7,400 of the proceeds received from this Debt Security to Majestic. The Debt Security bears interest at a floating rate of 4.20% over London Interbank Offer Rate (“LIBOR”) per annum. Interest rate may not exceed 12.5% commencing on May 22, 2008 through the maturity of the Debt. Embarcadero has the right to redeem the Debt Security at its option, in whole or from time to time in part, on any Interest Payment Date which is February 23, May 23, August 23 and November 23 on or after May 23, 2008. At December 31, 2005 and 2004, the weighted average interest rate on this Debt Security was 7.65% and 5.77%, respectively, and interest expense was $612, $462 and $269 for the years ended December 31, 2005, 2004 and 2003, respectively.

Note 8.	Federal Income Taxes

          The Company files a consolidated federal income tax return which includes all its subsidiaries. The Company files a separate California income tax return as its wholly owned insurance subsidiary, Majestic, is not subject to state income or franchise tax under the provisions applicable to insurance companies.

          Significant components of the provision for income taxes for the year ended December 31, 2005, 2004 and 2003, are as follows:

	2005	2004	2003

Current federal income tax provision	$407	$1,812	$1,725
Deferred federal income tax provision	1,452	(354)	(889)

Tax expense	$1,859	$1,458	$836

          Significant components of the deferred tax assets and liabilities as at December 31, 2005 and 2004 are as follows:

	2005	2004

Deferred tax assets:
Unpaid losses and loss adjustment expenses	$4,906	$4,792
Unearned Premium reserve	1,813	2,392
Section 481 premium adjustments	—	1,349
Other	1,585	717
Valuation allowance	—	—

Gross deferred tax assets	8,304	9,250
Deferred tax liabilities:
Unearned premium adjustments	699	682
Unrealized capital gain	1,065	1,166
Deferred acquisition costs	223	252
Other	62	47

Gross Deferred tax liabilities	2,049	2,147

Net deferred tax assets	$6,255	$7,103

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

          At December 31, 2005, and 2004, a valuation allowance against deferred tax is not considered necessary because management believes it is more likely than not the deferred tax assets will be fully realized.

          The computed income tax provision for the year ended December 31, 2005, 2004 and 2003, at statutory rates is reconciled to the federal income tax provision included in the financial statements as follows:

	2005	2004	2003

Federal income tax provision at statutory rates	34.0%	34.0%	34.0%
Tax (benefit) provision for:
Tax-exempt interest and dividends	(9.4)%	(9.2)%	(11.5)%
Non-deductible expenses	1.8%	0.1%	(0.6)%

Effective tax rate	26.4%	24.9%	21.9%

Note 9.	Related Party Transactions

          The Company previously wrote workers’ compensation and general liability insurance for companies that are owned (directly or indirectly) by a stockholder of the Company. Included in premiums receivable, there are accrued retrospective premiums return to the affiliates of $783 at December 31, 2005. There were accrued retrospective premiums receivable due from the affiliate of $2,184 at December 31, 2004.

          The Company received certain services from companies owned by a shareholder of the Company. Total cost of such services was $620, $575 and $611 for the years ended December 31, 2005, 2004 and 2003, respectively.

          The Company entered into a management service agreement, effective January 1, 2004, with Starboard Captive Insurance Company (“Starboard”), a wholly owned company of a shareholder of the Company to provide Starboard with certain office space and consulting services. Total revenue from such services rendered by the Company was $59 and $255 for the years ended December 31, 2005 and 2004, respectively.

Note 10.	Commitments and Contingencies

          The Company is obligated under several noncancellable operating leases for office facilities and certain other equipment. These leases contain rent adjustment provisions to compensate the lesser for increases in operating costs. Total rental expense for office facilities and certain equipment for the years ended December 31, 2005, 2004 and 2003 was amounted to $1,193, $1,275 and $1,388, respectively.

          Future minimum lease payments under the operating leases are as follows:

2006	$1,276
2007	1,029
2008	293
2009	183
2010	171
and thereafter	—

Total	$2,952

          In the ordinary course of business, the Company is a party to claims and legal actions. After consultation with legal counsel, management believes that the resolution of these claims and legal actions will not have a material adverse effect on the Company’s financial position, results of its operations or its cash flows.

          The Company purchased annuities from life insurers under which the claimants are payees. These annuities have been used to reduce unpaid losses by $4,695 as of December 31, 2005. The Company has a contingent liability of $4,695 should the issuers of these annuities fail to perform under the terms of the annuities.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 11.	Financial Instruments

          SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments for which it is practicable to estimate that value. Estimated fair value amounts, defined as the quoted market price of a financial instrument, have been determined using available market information and other appropriate valuation methodologies. The use of different market assumptions or estimation methodologies requires considerable judgment and may have an effect on the estimated fair value amounts. These estimates are not necessarily indicative of the amount that could be realized in a current market exchange.

          The estimated fair value of available for sale securities is estimated and reported in the accompanying balance sheets, which approximate their carrying values. The estimated fair value of cash and cash equivalents, premium receivables, reinsurance recoverables, other receivables, and other liabilities approximate their costs at December 31, 2005 and 2004 due to the short term nature of these instruments. Based on the current rates offered to the Company for senior debt with similar terms and average maturity, the fair value of this senior debt is $9,082 and $8,961 at December 31, 2005 and 2004, respectively, based on its discounted cash flows.

          A number of the Company’s significant assets and liabilities, including deferred policy acquisition costs, licenses, property and equipment, deferred income taxes and loss reserves qualify as insurance-related products and are not considered financial instruments.

Note 12.	Employee Benefit Plans

          The Company has a defined contribution employee benefit plan (the “Plan”). All employees who have met certain service requirements are eligible to participate in the Plan. Participants may elect to have amounts deducted from their compensation and contributed to the Plan up to the amount limited by applicable laws. All employee contributions are fully vested. The Company matches 100% of employee contributions limited to 6% of the employee’s annual compensation. Employees become vested with respect to the Company’s contribution ratably over three years. Total contributions to the Plan made by the Company were $345, $324 and $280 for the years ended December 31, 2005, 2004 and 2003, respectively.

Note 13.	Regulatory Matters

          The National Association of Insurance Commissioners (“the NAIC”) is a group formed by state Insurance Commissioners to discuss and formulate policy and regulation with respect to reporting and accounting of insurance companies. The NAIC provides authoritative guidance to insurance regulators on current statutory accounting practices by promulgating and updating a codified set of statutory accounting practices in its Accounting Practices and Procedures Manual. The California Department of Insurance (“California DOI”) requires the Company’s insurance subsidiary, Majestic, to follow such statutory accounting practices. Among the NAIC regulations, insurers are also required to perform Risk Based Capital calculation (“RBC”) which is a method developed by the NAIC to measure the minimum amount of capital appropriate for an insurance company to support its overall business operations in consideration of its size and risk profile. The formulas for determining the amount of risk based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. The adequacy of a company’s actual capital is measured by the RBC results as determined by the formulas. Companies below minimum risk based capital requirements are classified within certain levels, each of which requires specified corrective action.

Embarcadero Insurance Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

          Majestic has calculated its RBC requirements and has determined that the reported capital as of December 31, 2005 and 2004 was in excess of the “Company Action Level” (the minimum level triggering regulatory action).

          The capital stock and surplus and net income of Majestic is prepared in accordance with the statutory accounting practices the NAIC were as follows:

	Years Ended December 31,

	2005	2004	2003

Capital stock and surplus	$43,368	$36,922	$38,420
Net Income	8,383	4,508	2,935

          Under the California Insurance Code, in a given year, Majestic may make dividend distributions without prior approval of the Insurance Commissioner of the State of California up to a maximum of the greater of its statutory net income of the preceding year or 10% of its unassigned surplus at the beginning of its fiscal year. Majestic made dividend distributions of $1,350 and $1,500 to its parent, Embarcadero, in 2005 and 2004. There was no dividend distribution made in 2003.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The unaudited pro forma financial information is provided to illustrate the effects of (1) our recent acquisition of Embarcadero, (2) the issuance by CRM USA Holdings of $36.1 million in junior subordinated debentures to a newly formed Delaware statutory trust subsidiary in connection with the issuance of $35 million of trust preferred securities used to partially finance the purchase price for this acquisition, and (3) the application of purchase accounting, as if these actions had occurred as of September 30, 2006 with respect to the unaudited pro forma balance sheet, and as of January 1, 2005 with respect to the unaudited pro forma statements of income for the nine months ended September 30, 2006 and the year ended December 31, 2005.

          The unaudited pro forma adjustments are based on available information and assumptions that we believe are reasonable. The unaudited pro forma financial information should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. We have allocated the net purchase price of approximately $46.3 million and an estimated $1.9 million of acquisition expenses to the assets and liabilities of Embarcadero based on our estimate of their fair value. We have also added approximately $1.2 million of debt issuance costs to the assets of the unaudited pro forma balance sheet. The unaudited pro forma statements of income do not reflect any one-time charges that we may record at or following the closing of the transaction. At this time we do not expect to record any such one-time charges.

          We have made pro forma adjustments to give effect to events that are: (1) directly attributable to the acquisition; (2) factually supportable; and (3) expected to have a continuing impact on our combined results of operations. These unaudited pro forma combined financial statements are presented for information purposes only. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the combined results of operations that we would have reported had the acquisition been completed as of September 30, 2006, and should not be taken as representative of our future combined results of operations. The unaudited pro forma combined financial statements do not give consideration to the impact of possible revenue changes, expense or operating efficiencies, reinsurance program changes, synergies or other changes in the business resulting from the transaction.

Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2006	CRM Holdings, Ltd. Historical	Embarcadero Insurance Holdings, Ltd. Historical	Adjustments		Pro Forma

		(Dollar amounts in thousands)
Assets
Cash and investments	$82,466	$168,574	$(13,778	) [1]	$238,345
			1,083	[5]
Premiums receivable, net	13,082	3,937	—		17,019
Reinsurance recoverable	—	37,136	(6,991	) [3]	30,145
Accounts receivable	5,081	3,517	—		8,597
Deferred policy acquisition costs	2,706	726	(726	) [6]	2,706
Goodwill and other intangibles	—	—	3,280	[4]	3,280
Deferred income taxes	136	5,749	991	[6]	6,876
Other assets	2,214	2,517	(816	) [6]	5,155
			1,240	[5]

Total assets	$105,684	$222,156	$(15,717)		$312,123

Liabilities and shareholders’ and members’ equity
Reserve for losses and loss adjustment expenses	$10,774	$144,609	$(6,184	) [2]	$149,199
Reinsurance premiums payable	—	2,478	—		2,478
Unearned premiums and fees	9,904	5,527	—		15,431
Senior debt facilities	—	8,083	36,083	[5]	44,166
Accrued expenses and other liabilities	5,605	15,843	—		21,449

Total liabilities	26,284	176,540	29,899		232,723

Shareholders’ equity	79,400	45,616	(45,616)		79,400

Total liabilities and shareholders’ equity	$105,684	$222,156	$(15,717)		$312,123

	For the Nine Months Ended September 30, 2006

Unaudited Pro Forma Statement of Income	CRM Holdings, Ltd. Historical	Embarcadero Insurance Holdings, Ltd. Historical	Adjustments		Pro Forma

	(Dollar amounts in thousands, except per share data)
Revenues
Fee-based management services	$29,656	$—	$—		$29,656
Net premiums earned	16,200	47,937	—		64,138
Investment income	2,584	3,803	—		6,390
Realized gains on investments	—	3,464	—		3,464

Total revenues	48,440	55,204	—		103,648

Expenses
Losses and loss adjustment expenses	4,495	30,919	52	[7]	35,466
Fees paid to general agents and brokers	7,927	—	—		7,927
Other policy acquisition costs	4,870	8,244	—		13,115
Selling, general and administrative expenses	19,962	7,912	31	[8]	27,905
Interest expense	32	556	2,271	[5]	2,862

Total expenses	37,284	47,631	2,354		87,274

Income before taxes	11,156	7,573	(2,354)		16,374
Provision for income taxes	1,067	2,067	(824)		2,309

Net income	$10,089	$5,506	$(1,530)		$14,065

Basic and fully diluted earnings per share	$0.62				$0.87
Weighted average shares outstanding:
Basic	16,247				16,247
Fully diluted	16,252				16,252

	For the Year Ended December 31, 2005

Unaudited Pro Forma Statement of Income	CRM Holdings, Ltd. Historical	Embarcadero Insurance Holdings, Ltd. Historical	Adjustments		Pro Forma

	(Dollar amounts in thousands, except per share data)
Revenues
Fee-based management services	$36,495	$—	$—		$36,495
Net premiums earned	8,362	71,291	—		79,653
Investment income	210	4,012	—		4,222
Realized gains on investments	—	1,709	—		1,709

Total revenues	45,067	77,012	—		122,079

Expenses
Losses and loss adjustment expenses	3,584	44,936	110	[7]	48,630
Fees paid to general agents and brokers	11,490	—	—		11,490
Other policy acquisition costs	2,579	10,434	—		13,013
Selling, general and administrative expenses	20,076	13,998	41	[8]	34,115
Interest expense	—	612	3,028	[5]	3,640

Total expenses	37,729	69,980	3,179		110,888

Income before taxes	7,338	7,032	(3,179)		11,191
Provision for income taxes	63	1,859	(1,113)		809

Net income	$7,275	$5,173	$(2,066)		$10,382

Basic and fully diluted earnings per share	$0.70				$1.00
Weighted average shares outstanding:
Basic	10,428				10,428
Fully diluted	10,431				10,431

Notes to Unaudited Pro Forma Financial Information
(Dollar amounts in thousands)

Determination of Purchase Price
Total cash consideration paid	$46,292
Expenses incurred in connection with the acquisition	1,945

Total purchase price and transaction expenses	$48,237

Allocation of purchase price
Net book value of Embarcadero at November 13, 2006	$46,292
Adjustments to reflect the estimated fair value of assets and liabilities assumed:
Reserves for losses and loss adjustment expenses	6,184
Reinsurance recoverable	(6,991)
Deferred policy acquisition costs	(726)
Other deferred expenses	(816)
Deferred income tax assets	991
Unrealized gains on invested assets	23
Goodwill	3,280

Total purchase price	$48,237

Pro forma Adjustments
(Dollar amounts in thousands)

1.	Net cash outflow represents the net cash proceeds from the issuance of junior subordinated debentures, less the purchase price detailed above.

2.

The estimated fair value of Embarcadero’s reserve for losses and loss adjustment expenses was based on the present value of expected cash flows with consideration for the uncertainty inherent in both the timing of, and the ultimate amount of future payments for losses. In estimating its fair value, the loss reserve was discounted to present value assuming a 3% discount rate, which is equivalent to Embarcadero’s after-tax yield on invested assets. The series of future cash flows related to such loss payments were actuarially developed using Embarcadero’s historical loss data. An estimated risk premium of 1.5% was applied to the discounted reserve which management considers reasonable and consistent with expectations in the market place given the long-tail nature and the related high degree of uncertainty of such reserves. The effect of these calculations resulted in a reduction in the reserve for losses and loss adjustment expenses of $6,184 in the September 30, 2006 pro forma balance sheet and will be accreted through an income statement charge over the period that the claims to which such reserve relates are expected to be settled.

3.

The estimated fair value of Embarcadero’s reinsurance recoverable was based on the present value of expected cash flows calculated in concert with, and using the same actuarial assumptions as, the underlying reserve for losses and loss adjustment expenses. In estimating the risk premium applied to the recoverable, consideration was given to the expected time lag between payment of the losses and receipt of the recoverable, the credit worthiness of the reinsurers and the cost of recovering reasonable loss adjustment expenses from the reinsurers. To account for these uncertainties, an estimated risk premium of 4% was applied to the 3% discount rate discussed above in calculating the present value of reinsurance recoverable.

4.	Goodwill is calculated as the excess of the purchase price over the net fair value of the assets acquired.

5.

The acquisition of Embarcadero was partially financed through the issuance of $36,083 junior subordinated debentures to a newly formed Delaware statutory trust subsidiary, in connection with 30-year trust preferred securities in the amount of $35,000 issued by CRM USA Holdings Trust I (the Trust), a wholly-owned subsidiary of CRM USA Holdings. These obligations bear a fixed interest rate of 8.65% until December 15, 2011 and LIBOR plus 3.65% thereafter. Interest is payable quarterly and the securities may be called at par plus accrued interest at CRM USA Holdings’ option after five years. Net proceeds to CRM USA Holdings were $33,755 after issuance costs of $1,240 which were capitalized in other assets. These costs will be amortized over 30 years. CRM USA Holdings purchased $1,083 of common securities of the Trust, which are included in cash and investments in the unaudited pro forma condensed balance sheet.

6.

Certain of Embarcadero’s non-financial assets, including deferred policy acquisition and other deferred costs along with their corresponding deferred tax asset or liability, were eliminated as their fair value is nil.

7.

Accretion of loss and loss adjustment expense reserves represents the amortization of net loss and loss adjustment expense reserves, net of reinsurance recoverable, to their nominal value over the respective reporting period.  The accretion recorded during the period assumes that approximately 28% of the loss and loss adjustment expense reserves acquired, net of corresponding reinsurance recoverable, are recognized during the first year

8.	Included in selling, general and administrative expenses is amortization of debt issuance costs of $1,240 over 30 years.